UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 3, 2006

Oracle Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51788	54-2185193

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

500 Oracle Parkway, Redwood City, California		94065

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code	(650) 506-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

      $3,000,000,000 Commercial Paper Program Dealer Agreements and Issuing and Paying Agency Agreement

     On February 3, 2006, Oracle Corporation (“Oracle”), formerly known as Ozark Holding Inc., entered into dealer agreements (the “Dealer Agreements”) with each of Banc of America Securities LLC, JP Morgan Securities Inc., Lehman Brothers Inc., Merrill Lynch Money Markets Inc. and Merrill Lynch Pierce, Fenner & Smith Incorporated (collectively, the “Dealers”), and an Issuing and Paying Agency Agreement (the “Agency Agreement”) with JPMorgan Chase Bank, National Association (the “Agent”) relating to a $3,000,000,000 commercial paper program (the “New CP Program”).

     Oracle is the successor to Oracle Systems Corporation (formerly, Oracle Corporation). The terms of the New CP Program are substantially the same as the terms of the Commercial Paper Program of Oracle Systems Corporation (the “Old CP Program”) described in the Current Report on Form 8 K of Oracle Systems Corporation filed with the SEC on March 29, 2005 (File No. 000-14376). The dealer agreements related to the Old CP Program were terminated as of February 3, 2006 and the issuing and paying agency agreement will terminate effective as of the final maturity date of the notes issued under the Old CP Program. No additional notes shall be issued under the Old CP Program.

     Oracle entered into the New CP Program and terminated the Old CP Program so that the ultimate parent company of Oracle Systems and Siebel would be the issuer of notes under the commercial paper program.

     A copy of the form dealer agreement and the Agency Agreement for the New CP Program are attached as Exhibits 10.1 and 10.2, respectively.

Item 1.02 Termination of a Material Definitive Agreement.

      See Item 1.01 above.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

     See Item 1.01 above.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

     (d) Exhibits

Exhibit	Title
10.2	Form of Dealer Agreement for $3,000,000,000 Commercial Paper Program
10.3	Issuing and Paying Agency Agreement dated February 3, 2006

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION

Dated: February 9, 2006	By:	/s/ Safra Catz

Name: Safra Catz
Title: President and Chief Financial Officer

Exhibit Index

10.2	Form of Dealer Agreement for $3,000,000,000 Commercial Paper Program

10.3	Issuing and Paying Agency Agreement dated February 3, 2006